UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): August 19, 2003



                       UNITED FINANCIAL MORTGAGE CORP.




            Illinois                  1-14127              36-43440533
    ------------------------  ------------------------  ------------------
    (State of Incorporation)  (Commission File Number)    (IRS Employer
                                                        Identification No)



                        815 Commerce Drive, Suite 100
                          Oak Brook, Illinois 60523
                   (Address of principal executive offices)
                           Telephone (630) 571-7222


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 Item 5.     Other Events.
             -------------

       On August 19, 2003, United Financial Mortgage Corp. (the "Company") issued a press release announcing that Robert L. Hiatt has been named Executive Vice President and Chief Financial Officer of the Company. Attached as Exhibit 99.1 is a copy of the press release, which is incorporated herein by reference.


                         Forward-Looking Information

 This current report on Form 8-K contains, and future oral and written statements may contain, forward-looking statements within the meaning of such term in the Private Securities Litigation Reform Act of 1995 with respect to the Company's business, financial condition, results of operations, plans, objectives and future performance. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. The forward-looking statements are subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, changes in demand for mortgage loans due to fluctuations in the real estate market, interest rates or the market in which the Company sells its mortgage loan; the negative impact of economic slowdowns or recessions; and other risks disclosed from time to time in the Company's SEC reports and filings.


 Item 7(c).  Exhibits.
             ---------

 Exhibit 99.1    Press Release dated August 19, 2003



                                  Signature


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  UNITED FINANCIAL MORTGAGE CORP.

                                  By: /s/ Steve Khoshabe
                                      -------------------------------------
                                      President and Chief Executive Officer



 Date:  August 19, 2003

                              INDEX TO EXHIBITS

 Exhibits
 --------

 Exhibit 99.1   Press Release dated August 19, 2003